UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

(Amendment No. 1)

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2021 (February 8, 2021)

PETRA ACQUISITION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39603	84-3898466
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 West 21st Street New York, NY 10010

(Address of Principal Executive Offices) (Zip Code)

(971) 622-5800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	PAICU	The Nasdaq Stock Market LLC
Common stock, par value $0.001 per share	PAIC	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	PAICW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends Item 5.02 of the Current Report on Form 8-K filed on February 23, 2021 (the “Original Form 8-K”) solely to correct an error on the date of resignation of Mr. Angelides. Except to the extent expressly set forth herein, this amended Form 8-K speaks as of the filing date of the Original Form 8-K and has not been updated to reflect events occurring subsequent to the original filing date. Accordingly, this amended Form 8-K should be read in conjunction with our filings made with the Securities and Exchange Commission subsequent to the filing of the Original Form 8-K, as applicable.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2021, Kimon Angelides (“Mr. Angelides”) resigned as a member of the Board of Directors (the “Board”) of Petra Acquisition, Inc. (the “Company”). To fill the vacancy on the Audit Committee of the Board (the “Committee”) created by Mr. Angelides’ resignation, the Board appointed Anthony Hayes, a current independent Board member, to serve as a member of the Committee.

Effective February 22, 2021, the corporate governance and nominating committee recommended, and the board of directors approved, the appointment of William H. Carson to fill the vacancy resulting from the resignation of Mr. Angelides. The Board determined that Mr. Carson qualifies as independent under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and applicable NASDAQ listing standards.

There is no arrangement or understanding between Mr. Carson and any other persons pursuant to which Mr. Carson was selected as a director, and there are no related party transactions involving Mr. Carson that are reportable under Item 404(a) of Regulation S-K. Mr. Carson will receive ten thousand (10,000) shares of the Company’s common stock from the Company’s Sponsor, Petra Investment Holdings, LLC, as compensation for his service on the Board.

 Below is a description of Mr. Carson’s professional work experience.

William H. Carson, 73, of Texas, is a forty year management veteran in the prescription and OTC drug industries with broad exposure to product licensing, new product R&D, manufacturing, Rx-to-OTC switches, company acquisition and new business entity development. He has held Leadership roles at Novartis, Bayer, Galderma, in MTO (Plant Management, New Facility Construction, Compliance), Product Development and Regulatory Affairs (NDA, ANDA, RX to OTC Switch, OTC Monographs), and LMA (Due Diligence, Organizational Review, Post Merger/Acquisition Integration).

For the past 9 years, Carson has operated his own consulting business taking on consulting assignments in: compliance, production, licensing and acquisition product development and FDA/regulatory strategy. Carson started his career with Dorsey Laboratories Division, Sandoz Pharmaceuticals where he remained employed from 1972-1994 ; he served in a variety of director roles such as Director of Regulatory Affairs, and Director of New Products. He last served as Vice President of Scientific Affairs, managing the the FDA approval process for the switches of Tavist-1 and Tavist-D from Rx to OTC status. From 1994-1996, he served as Senior Vice President of OTC Products at Goldline Pharmaecuticals. From 1996-2004 he was Vice President, Scientific Affairs with Bayer Consumer Care Division (NYSE: BAYRY). From 1996- 2004 he served as Senior Vice-President, Medical &Regulatory Affairs at Galderma Laboratories, a skin health pharma company. There he built departments to support a period of rapid sales growth, new product approvals and acquisitions. He also was the team leader for the integration of two major acquisitions, Collagenix in the U.S. and Q-Med in Europe.

Mr. Carson has a BS and MS from University of Nebraska in Physiology and Biochemistry.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2021

PETRA ACQUISITION, INC.

By:	/s/ Andreas Typaldos
Name:	Andreas Typaldos
Title:	Chairman & Chief Executive Officer